UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(800) 581-1531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 30, 2024, Alternus Energy Group plc (OSE: ALT), a majority stockholder of Alternus Clean Energy, Inc. (the “Company”), disclosed in a notice to the Euronext Growth Oslo stock exchange details relating to the extension and waiver of the Solis Bonds. On January 31, 2024, Alternus Energy Group plc disclosed in a notice to the Euronext Growth Oslo stock exchange details relating to the Repayment (as defined below) of the Solis Bonds. A copy of each such notice is attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, in 2021, Solis Bond Company Designated Activity Company (“Solis”), a company incorporated under the laws of Ireland and indirect wholly owned subsidiary of the Company, issued certain 3-year FRN senior secured green bonds 2021/2024 (ISIN NO0010914914) (the “Solis Bonds”) in the maximum amount of €200 million (approximately $218 million).

On January 30, 2024, Solis provided notice that the trustee of the Solis Bonds has exercised its right to extend the waivers and the maturity date of the Solis Bonds to 29 February 2024. Additionally, the trustee of the Solis Bonds and a majority of the bondholders have agreed to waive the requirement that repayments must be made in whole multiples of EUR 7 million for the purpose of repaying the bond using the proceeds from the past and potential future divestitures of certain of Solis’ assets.

On January 31, 2024, in accordance with the terms of the Solis Bonds, Solis provided notice to the trustee of the Solis Bonds of its intent to exercise call options to repay €59.1 million (approximately $64.1 million) of amounts outstanding under the bonds (the “Repayment”). The Repayment will be funded by transactions relating to the divestiture of certain of Solis’ assets in each of Italy and Poland, as previously disclosed in Current Reports on Form 8-K on December 29, 2023 and January 22, 2024, respectively. The settlement date of the Repayment is expected to be February 14, 2024, the date that is ten business days after the Repayment notice date.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Euronext notice related to extension and waiver, dated January 30, 2024
99.2	Euronext notice related to the Repayment, dated January 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors

3